UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2013

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Krebs

On April 15, 2013, Mr. Karl F. Krebs departed as Executive Vice President and Chief Financial Officer of Financial Institutions, Inc. (the “Company”), the holding company for Five Star Bank (“FSB”), and his employment with the Company effectively terminated.

Appointment of Mr. Klotzbach

Effective April 15, 2013, Mr. Kevin B. Klotzbach was appointed as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Klotzbach will be responsible for all company-wide financial functions and processes, including accounting and reporting, treasury, insurance, planning and analysis, and investor relations.

Mr. Klotzbach, 60, has served as Senior Vice President and Treasurer of FSB since 2001. Before joining FSB in 2001, Mr. Klotzbach was the Chief Investment Officer at Greater Buffalo Savings Bank from 1999 to 2001. Prior to 1999, he held various executive, portfolio management and risk management positions with Key Bank, Empire Federal Savings Bank and Merrill Lynch Asset Management. Mr. Klotzbach has a B.A. in Economics from Buffalo State College.

In connection with his appointment, Mr. Klotzbach’s base salary was set at $210,000. Mr. Klotzbach will remain eligible to receive annual short-term incentive awards (cash bonus) and long-term incentive awards (equity bonus) pursuant to the terms of the Company’s compensation plans, but he will now be eligible for awards at the executive vice president level, pro-rated for the balance of 2013. Mr. Klotzbach will also remain eligible to participate in the benefit programs generally available to executive officers of the Company. Consistent with other Company executives at his level, Mr. Klotzbach will be provided the use of a company vehicle and be eligible for club membership reimbursements. Mr. Klotzbach’s appointment has no specified term and his employment with the Company will remain on an at-will basis. There is no other arrangement or understanding between Mr. Klotzbach and any other persons pursuant to which his appointment as Chief Financial Officer of the Company. Mr. Klotzbach does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and Mr. Klotzbach has not been a participant, or had any interest, in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Appointment of Mr. Grover

Effective April 15, 2013, Mr. Michael D. Grover, 41, was appointed to the position of Chief Accounting Officer and Senior Vice President of Financial Reporting and Tax of the Company and FSB. Mr. Grover most recently served as Senior Vice President of Financial Reporting and Tax for FSB, where he started as a senior accountant in 1999. Prior to 1999, he held public accounting positions with Battaglia, Andrews and Moag (now Freed Maxick) and KPMG. Mr. Grover is a CPA with a B.S. in Accounting from the State University of New York at Geneseo. Mr. Grover’s appointment has no specified term and he will serve as an at-will employee of the Company. There is no other arrangement or understanding between Mr. Grover and any other persons as it relates to his appointment as Chief Accounting Officer of the Company. Mr. Grover does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and he has not been a participant, or had any interest, in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.	Description

99.1	Press Release issued by Financial Institutions, Inc. on April 15, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

April 19, 2013	By:	/s/ Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Financial Institutions, Inc. on April 15, 2013.